FOR IMMEDIATE RELEASE

Contact:
Nancy Ellefson
VP of Finance
Pizza Inn, Inc.
469-384-5000

PIZZA INN, INC. REPORTS RESULTS FOR
THIRD QUARTER FISCAL YEAR 2010

Company maintains consistent profit performance despite challenging competitive environment

The Colony, Texas – May 10, 2010 -- PIZZA INN, INC. (NASDAQ:PZZI) today reported net income of $0.4 million, or $0.05 per share, for the fiscal quarter ended March 28, 2010, compared to similar net income of $0.4 million, or $0.05 per share, for the same quarter of the prior fiscal year.  Total revenue for the third fiscal quarter of 2010 declined to $10.2 million from $10.8 million in the same period of fiscal 2009.

For the nine months ended March 28, 2010, Company revenues were $30.6 million compared to $33.4 million for the same period in the prior fiscal year.  Net income for the nine months ended March 28, 2010 was $1.1 million, or $0.14 per share, compared to $0.8 million, or $0.09 per share, for the same period in the prior fiscal year, representing a 41.1% increase in net income.

Highlights for the third quarter of fiscal year 2010 included:

●
Sales from Company-owned restaurants increased 35%, or $0.2 million, in the third quarter of fiscal 2010 compared to the same quarter of the prior fiscal year, primarily due to the opening of a new buffet location in Ft. Worth, Texas in September, 2009.

●	Comparable domestic buffet restaurant sales decreased 9.2% for the third quarter of fiscal 2010 compared to the same quarter of the prior fiscal year.
●	Chain-wide comparable domestic restaurant sales decreased 9.8% for the third quarter of fiscal 2010 compared to the same quarter of the prior fiscal year.
●
Franchise revenue for the third quarter of fiscal 2010 remained flat to the same quarter of the prior fiscal year despite the decline in same store sales, primarily due to franchise fees related to new domestic and international openings.

●	Two new domestic buffet stores were opened with one closure during the third quarter compared to no new domestic buffet stores opened and four closures in the same quarter of the prior fiscal year.

Charlie Morrison, President and CEO, commented, "Significant winter weather events coupled with deep discount, traffic driving strategies from our competitors made for a difficult operating environment in restaurants open more than a year.  However, we still achieved slight growth in income from continuing operations driven by the continued development of new stores in the US and internationally.  By the end of the fiscal year, we expect to have opened more restaurants than we closed for the first time in 11 years.”

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Pizza Inn’s control.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that Pizza Inn’s objectives and plans will be achieved.

Pizza Inn, Inc. (www.pizzainn.comwww.pizzainn.com) is an owner, franchisor and supplier of a system of restaurants operating domestically and internationally under the trademark “Pizza Inn.”  The Company and its distribution division, Norco Restaurant Services Company, are headquartered in The Colony, Texas.  The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “PZZI.”

PIZZA INN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 28,	March 29,	March 28,	March 29,
REVENUES:	2010	2009	2010	2009

Food and supply sales	$8,378	$9,136	$25,389	$28,915
Franchise revenue	1,041	1,056	3,107	3,164
Restaurant sales	760	565	2,094	1,344

	10,179	10,757	30,590	33,423

COSTS AND EXPENSES:
Cost of sales	8,163	8,829	24,740	27,860
Franchise expenses	524	497	1,421	1,446
General and administrative expenses	868	793	2,483	2,336
Severance	-	12	-	49
Bad debt	15	15	55	60
Provision for litigation costs	-	-	-	263
Interest expense	26	17	52	45
	9,596	10,163	28,751	32,059

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	583	594	1,839	1,364
Income taxes	183	203	606	438
INCOME FROM CONTINUING OPERATIONS	400	391	1,233	926

Loss from discontinued operations, net of taxes	(38)	(30)	(118)	(136)
NET INCOME	$362	$361	$1,115	$790

EARNINGS PER SHARE OF COMMON STOCK - BASIC:
Income from continuing operations	$0.05	$0.05	$0.15	$0.11
Loss from discontinued operations	-	-	(0.01)	(0.02)
Net income	$0.05	$0.05	$0.14	$0.09

EARNINGS PER SHARE OF COMMON STOCK - DILUTED:

Income from continuing operations	$0.05	$0.05	$0.15	$0.11
Loss from discontinued operations	-	-	(0.01)	(0.02)
Net income	$0.05	$0.05	$0.14	$0.09

Weighted average common shares outstanding - basic	8,011	8,522	8,011	8,725

Weighted average common and
potential dilutive common shares outstanding	8,011	8,522	8,011	8,725

PIZZA INN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 28,	June 28,
ASSETS	2009 (unaudited)	2009

CURRENT ASSETS
Cash and cash equivalents	$579	$274
Accounts receivable, less allowance for bad debts
of $132 and $203, respectively	3,236	2,559
Income tax receivable	-	80
Inventories	1,563	1,371
Property held for sale	16	17
Deferred income tax assets	618	618
Prepaid expenses and other	331	233
Total current assets	6,343	5,152

LONG-TERM ASSETS
Property, plant and equipment, net	2,139	1,743
Deferred income tax assets	86	86
Deposits and other	154	81
	$8,722	$7,062
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,706	$1,806
Deferred revenues	292	132
Accrued expenses	1,721	1,009
Short-term bank debt	110	-
Total current liabilities	3,829	2,947

LONG-TERM LIABILITIES
Deferred gain on sale of property	140	159
Deferred revenues	217	246
Bank debt	220	621
Other long-term liabilities	27	37
Total liabilities	4,433	4,010

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,130,319 and 15,130,319 shares, respectively;
outstanding 8,010,919 and 8,010,919 shares, respectively	151	151
Additional paid-in capital	8,863	8,741
Retained earnings	19,911	18,796
Treasury stock at cost
Shares in treasury: 7,119,400 and 7,119,400, respectively	(24,636)	(24,636)
Total shareholders' equity	4,289	3,052
	$8,722	$7,062

PIZZA INN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	March 28,	March 29,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$1,115	$790
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation and amortization	258	222
Stock compensation expense	122	150
Provision for litigation costs	-	263
Provision for bad debts	55	60
Changes in operating assets and liabilities:
Notes and accounts receivable	(652)	438
Inventories	(192)	129
Accounts payable - trade	(100)	(701)
Accrued expenses	712	(238)
Deferred revenue	160	-
Prepaid expenses and other	(232)	(8)
Cash provided by operating activities	1,246	1,105

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures	(650)	(984)
Cash used by investing activities	(650)	(984)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in line of credit, net	(291)	527
Repurchase of common stock	-	(1,466)
Cash used for financing activities	(291)	(939)

Net increase (decrease) in cash and cash equivalents	305	(818)
Cash and cash equivalents, beginning of period	274	1,157
Cash and cash equivalents, end of period	$579	$339